                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[_] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                           TRANSCEND SERVICES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                           TRANSCEND SERVICES, INC.
                     3353 PEACHTREE ROAD, N.E., SUITE 1000
                            ATLANTA, GEORGIA 30326

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on April 28, 1998

To the Stockholders:

  The annual meeting of stockholders (the "Annual Meeting") of Transcend Services, Inc. will be held on April 28, 1998 at The Buckhead Club, 3343 Peachtree Road, 18th Floor, Atlanta, Georgia 30326 at 10:00 a.m. local time for the following purposes:

 1. To elect a Board of Directors consisting of six members to hold office until the next annual meeting of stockholders or until their successors are elected and qualified.

 2. To approve an amendment to the Company's 1992 Stock Option Plan, as amended, to increase the number of shares for issuance under such Plan by 750,000 shares from 2,000,000 shares to 2,750,000 shares.

 3. To ratify the appointment of Arthur Andersen LLP as independent public accountants to audit the accounts of the Company and its subsidiary for the year ending December 31, 1998.

 4. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

  Only stockholders of record at the close of business on March 9, 1998 shall be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

  A Proxy Statement and a proxy solicited by the Board of Directors are enclosed herewith. You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly in the enclosed postage-paid envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                         By order of the Board of Directors,

                         /s/ Doug Shamon
                         ------------------------
                         DOUG SHAMON
                         Secretary

Atlanta, Georgia
March 27, 1998


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                           TRANSCEND SERVICES, INC.
                     3353 Peachtree Road, N.E., Suite 1000
                            Atlanta, Georgia 30326

                                PROXY STATEMENT

         For Annual Meeting of Stockholders To be Held April 28, 1998

                                    GENERAL

  This Proxy Statement and the accompanying form of Proxy are being furnished to the stockholders of Transcend Services, Inc. (the "Company" or "Transcend") on or about March 27, 1998 in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 28, 1998 at The Buckhead Club, 18th Floor, 3343 Peachtree Road, Atlanta, Georgia 30326 at 10:00 a.m. local time and any adjournment thereof. Any stockholder who executes and delivers a proxy may revoke it at any time prior to its use by (i) giving written notice of revocation to the Secretary of the Company; (ii) executing a proxy bearing a later date; or (iii)
appearing at the meeting and voting in person.   The address of the principal
executive offices of the Company is 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326 and the Company's telephone number is (404) 836-8000.

  Unless otherwise specified, all shares represented by effective proxies will be voted in favor of (i) election of the six nominees as Directors; (ii) the approval of an amendment to the Company's 1992 Stock Option Plan, as amended, to increase the number of shares for issuance under such Plan by 750,000 shares from 2,000,000 shares to 2,750,000 shares; (iii) the ratification of the selection of Arthur Andersen LLP to serve as the independent public accountants for the Company for fiscal 1998 and; iv) the transaction of such other business as may properly come before the Annual Meeting or any postponement or
adjournment thereof.   The Board of Directors does not know of any other
business to be brought before the meeting, but as to any such other business, proxies will be voted upon any such matters in accordance with the best judgement of the person or persons acting thereunder as to what is in the best interests of the Company.

  The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited in person or by telephone or telegram by Directors and Officers of the Company who will not receive additional
compensation for such services.    Brokerage houses, nominees, custodians and
fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and the Company will reimburse such persons for their reasonable expenses in doing so.

  Holders of record of outstanding shares of both Common Stock of the Company and Series A Preferred Stock at the close of business on March 9, 1998 are entitled to notice of and to vote at the meeting. Each stockholder of common stock is entitled to one vote for each share held on the record date. Each stockholder of Series A Preferred Stock shall be entitled to 7.4 votes per share on each preferred share held. There were 20,567,739 shares of Common Stock outstanding and entitled to vote on March 9, 1998 and 212,800 shares of Series A Preferred Stock outstanding and entitled to vote on March 9, 1998.

  When a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares having voting power present in person or by proxy shall decide the action proposed in each matter listed in the accompanying Notice of Annual Meeting of Stockholders except the election of Directors, who are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner, and does not have discretionary power. An abstention from voting by a stockholder on a proposal has the same effect as a vote against such proposal. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

  The following table sets forth, as of March 9, 1998, certain information with respect to all stockholders known to Transcend to beneficially own more than five percent of the Company's Common Stock, and information with respect to Transcend Common Stock beneficially owned by each Director of Transcend, each nominee, the Executive Officers included in the Summary Compensation Table set forth under the caption "Executive Compensation" and all directors and executive officers of Transcend as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.


                                            AMOUNT AND
                                            NATURE OF
      NAME AND ADDRESS                      BENEFICIAL          PERCENT OF
      OF BENEFICIAL OWNER                   OWNERSHIP/(1)/      CLASS/(1)/
      -------------------                   --------------      ----------
     Gerdes Huff Investments................   3,500,001/(2)/       17.02%
     3353 Peachtree Road, N.E, Suite 1030
     Atlanta, Georgia 30326

     Donald L. Lucas........................     615,219/(3)/        2.97%

     Larry G. Gerdes........................   4,776,889/(4)/        22.9%
     3353 Peachtree Road, N.E, Suite 1000
     Atlanta, Georgia 30326

     B. Frederick Becker....................       9,457/(5)/          *%

     George B. Caldwell.....................     133,581/(6)/          *%

     Walter S. Huff, Jr.....................   5,112,061/(7)/        24.2%
     3353 Peachtree Road, N.E, Suite 1000
     Atlanta, Georgia 30326

     Charles E. Thoele......................      84,994/(8)/          *%

     E. Leo Cooper..........................       7,500/(9)/          *%

     G. Scott Dillon........................     30,250/(10)/          *%

     Todd S. Mann...........................     11,498/(11)/          *%

     David W. Murphy........................     50,727/(12)/          *%

     Douglas A.  Shamon.....................     17,833/(13)/          *%

     All Directors and Officers as a group..  7,350,008/(14)/       33.74%
    -------------------------

    *   Represents less than 1%

/(1)/ "Beneficial Ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power or both and also includes shares of Common Stock underlying options and warrants to purchase Common Stock which are exercisable within sixty days of the date hereof. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The percentages are based upon 20,567,739 shares outstanding as of March 9, 1998, except for certain parties who hold presently exercisable options, convertible preferred stock or warrants to purchase Common Stock. The percentages for those parties who hold presently exercisable options, convertible preferred stock or warrants are based upon the sum of 20,567,739 shares plus the number of shares subject to presently exercisable options or warrants held by them, as indicated in the following notes. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.
/(2)/ Such shares are owned of record by Gerdes Huff Investments, a general partnership the sole general partners of which are Messrs. Gerdes and Huff. As a result, each of Messrs. Gerdes and Huff are deemed the beneficial owner of all of such shares.
/(3)/ Includes 410,664 shares held by the Donald L. Lucas and Lygia S. Lucas Trust dated December 3, 1984, of which Mr. Donald L. Lucas is trustee; 35,000 shares held by the Donald L. Lucas Profit Sharing Trust of which Mr. Lucas is Successor Trustee; 21,481 shares held by the Donald L. Lucas Remuneration Account dated July 7, 1993; 74,074 shares held by the Donald L. Lucas, SUCC TTEE Donald L. Lucas Profit Sharing Trust which may be by acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock; and 65,000 shares which Mr. Lucas has the right to acquire pursuant to presently exercisable stock options. Excludes certain shares and shares underlying warrants with respect to which Mr. Lucas disclaims beneficial ownership which were purchased by the Richard M. Lucas Cancer Foundation, of which Mr. Lucas is the Chairman, in the Company's private placement dated September 5, 1996; 71,500 shares which may be acquired upon the conversion of an 8% Convertible Debenture also held by the Richard M. Lucas Cancer Foundation and 74,074 shares, also held by the Richard M. Lucas Cancer Foundation, which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock.
/(4)/ Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Gerdes is a general partner; 93,600 shares held by Mr. Gerdes' spouse; 94,155 shares held by Mr. Gerdes as custodian for his minor children; 50,000 shares held by the Gerdes Family Partnership LP of which Mr. Gerdes is the General Partner; and 88,888 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock; and 222,396 shares purchasable pursuant to presently exercisable stock options.
/(5)/ Includes 8,857 shares held by The Becker Family Foundation; 200 shares held by Mr. Becker's spouse and 300 shares held by Mr. Becker's minor children. Excludes 444,444 shares which may be acquired by MMI Companies, Inc., of which Mr. Becker is Chairman and Chief Executive Officer and to which Mr. Becker disclaims beneficial ownership, in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock. Voting and investment power related to such shares rests with the investment committee of the board of directors of MMI Companies, Inc., of which Mr. Becker is not a member.
/(6)/ Includes 22,522 shares subject to presently exercisable warrants to purchase Common Stock; 14,814 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock; and 22,000 shares which Mr. Caldwell has the right to acquire pursuant to presently exercisable stock options. Excludes 444,444 shares which may be acquired by MMI Companies, Inc., of which Mr. Caldwell is a member of the board of directors and to which Mr. Caldwell disclaims beneficial ownership, in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock. Voting and investment power related to such shares rests with the investment committee of the board of directors of MMI Companies, Inc., of which Mr. Caldwell is not a member.
/(7)/ Includes 3,500,001 shares held by Gerdes Huff Investments, a general partnership of which Mr. Huff is a general partner; 162,650 shares held by Laumar Investors Limited Partnership, a limited partnership of which Mr. Huff is the General Partner; 34,000 shares purchasable pursuant to presently exercisable options; 225,225 shares subject to presently exercisable warrants to purchase Common Stock; 56,300 shares held by the Larry G. Gerdes Trust of which Mr. Huff is the trustee; and 296,296 shares held by Laumar Investors Limited Partnership of which Mr. Huff is the General Partner. Excludes 57,200 shares with respect to which Mr. Huff disclaims beneficial ownership and which may be acquired upon the conversion of an 8% Convertible Debenture held by the Walter S. Huff, Jr. Charitable Foundation, of which Mr. Huff's adult children are trustees.
/(8)/ Includes 11,261 shares subject to presently exercisable warrants to purchase Common Stock; 14,814 shares which may be acquired in connection with the Company's November 1997 offering of Series A Convertible Preferred Stock; and 34,000 shares purchasable pursuant to presently exercisable stock options.
/(9)/ Includes 7,500 shares purchasable pursuant to presently exercisable options.
/(10)/ Includes 250 shares held by Mr. Dillon as custodian for his minor children and 30,000 shares purchasable pursuant to presently exercisable options.
/(11)/ Include 10,750 shares purchasable pursuant to presently exercisable options.

/(12)/ Includes 45,500 shares purchasable pursuant to presently exercisable options.
/(13)/   Includes 3,000 shares held by Mr. Shamon's minor children.
/(14)/ Includes 471,146 shares subject to presently exercisable stock options and 259,008 Shares subject to presently exercisable warrants and 488,886 shares subject to presently exercisable Series A Convertible Preferred Stock.

                                AGENDA ITEM ONE
                             ELECTION OF DIRECTORS

  The Bylaws of Transcend currently provide that the Board of Directors shall consist of not less than one Director, subject to increase or decrease in such number within legal limits by action of the Board of Directors or Stockholders. There are presently six Directors. Each of the nominees presently serves as a Director of Transcend. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

  Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director of the Company if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a Director, the proxies will be voted for such other person as may be designated by the Board of Directors as substitute nominee, but in no event will proxies be voted for more than six nominees. Management of the Company has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

  Each of the following persons has been nominated by management for election to the Board of Directors to succeed themselves for a term of one year and until their successors are elected and qualified:


DONALD L. LUCAS......... Mr. Lucas (age 68) has served as a director of the
                         Company since December 1985 and has served as Chairman since August 1989. Mr. Lucas has been a venture capitalist for more than 35 years. Mr. Lucas also serves on the board of directors of Cadence Design Systems, Inc.; Coulter Pharmaceutical, Inc.; Macromedia, Inc.; Oracle Corporation; and Tricord Systems, Inc.

B. FREDERICK BECKER..... Mr. Becker (age 51) has served as a director of the
                         Company since December 1997. Mr. Becker has been Chairman and Chief Executive Officer of MMI Companies, Inc., a company engaged in the business of healthcare risk management for more than 20 years, since joining MMI Companies in 1985. Mr. Becker was initially Vice President, then President and CEO of Ideal Mutual Insurance Company and Optimum Companies from 1982 through 1984; and President of McDonough Caperton Benefits Group from 1977 to 1982. Mr. Becker has also served as Assistant Tax Commissioner and Workers' Compensation Commissioner for the State of West Virginia from 1974 to 1977, following his experience as a practicing lawyer in Pennsylvania.

GEORGE B. CALDWELL...... Mr. Caldwell (age 67) has served as a director of the
                         Company since May 1995. Since 1989, Mr. Caldwell has served as the Chairman of the Collier Company, a healthcare consulting company in Chicago, Illinois. Prior to 1989, Mr. Caldwell served as President and Chief Executive Officer of Lutheran General HealthSystem in Park Ridge, Illinois from 1979 to 1989; and as President and Chief Executive Officer of The Greater Southeast Community Hospital Foundation of Washington, D.C. from 1972 to 1979. From 1961 to 1972, Mr. Caldwell served as President and Chief Executive Officer of Lake Forest Hospital, Lake Forest, Illinois. Mr. Caldwell is a Director of MMI Companies, Inc.

LARRY G. GERDES......... Mr. Gerdes (age 49) has served as a director of the
                         Company since June 1985 and as its President and Chief Executive Officer since May 1993. From 1991 to 1993, Mr. Gerdes was a private investor and from May 1992 until the Merger, Mr. Gerdes was the Chairman of the Board of Directors of the former Transcend Services, Inc. For the five years prior to 1991, Mr. Gerdes held various executive positions with HBO & Company, a provider of information services to the healthcare industry, including Chief Financial Officer and Executive Vice President. Mr. Gerdes also serves as a Director of Delphi Information Systems, Inc.

WALTER S. HUFF, JR...... Mr. Huff (age 63) has served as a director of the
                         Company since October 1993. Mr. Huff was the founder of HBO & Company, a provider of information services to the healthcare industry and served as its Chairman from 1974 until 1990 and Chief Executive Officer from 1974 to 1984 and from 1986 until 1989. Since 1990, Mr. Huff has been a private investor.

CHARLES E. THOELE....... Mr. Thoele (age 62) has served as a director of the
                         Company since October 1993. Mr. Thoele has been a consultant to Sisters of Mercy Health Systems since February 1991. From 1986 to February 1991, he served as a director and the Chief Operating Officer of Sisters of Mercy Health Systems. Mr. Thoele is currently Chairman of the Catholic Hospital Association.

No Director or Executive Officer of Transcend is related to any other Director or Executive Officer of Transcend.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

  Although it is not the Company's obligation to make filings pursuant to
Section 16 of the Securities Exchange Act of 1934, the Company has adopted a policy requiring all Section 16 reporting persons to report monthly to the Assistant Secretary of the Company as to whether any transactions in the Company's securities occurred during the previous month.

        MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Company's Board of Directors has two standing committees: the Audit and Finance Committee and the Stock Option and Compensation Committee. The Board of Directors does not have a standing Nominating Committee, such function being reserved to the full Board of Directors. The Audit and Finance Committee (the "Audit Committee") of the Board of Directors, comprised of Messrs. Lucas and Caldwell, reviews Transcend's audit procedures and reports from Transcend's independent public accountants. The Stock Option and Compensation Committee (the "Compensation Committee"), comprised of Messrs. Becker, Huff and Thoele, acts as administrator of Transcend's stock option plan and makes recommendations concerning the establishment of additional employee benefit plans and compensation for Transcend's executive officers. The Audit and Finance Committee held three meetings in the twelve months ended December 31, 1997. The Stock Option and Compensation Committee held one meeting and acted on six times by Unanimous Consent in the twelve months ended December 31, 1997.

   The Board of Directors held five meetings and acted by Unanimous Consent on
twelve occasions during the twelve months ended December 31, 1997.   During
fiscal 1997, each Director attended 100% of the total number of meetings of the Board of Directors and committees on which he served.

                              EXECUTIVE OFFICERS

  The executive officers of the Company are as follows:

     NAME                                                  AGE  POSITION WITH THE COMPANY
     ----                                                  ---  -------------------------
Larry G. Gerdes..........................................   49  President, Chief Executive Officer and Director
E. Leo Cooper............................................   52  Executive Vice President, Sales & Marketing
Todd S. Mann.............................................   44  Executive Vice President, Implementation and Engineering;
                                                                President and CEO Transcend Case Management Services,
                                                                Inc.
David W. Murphy..........................................   40  Executive Vice President, Transcription
Douglas A.  Shamon.......................................   36  Executive Vice President, Chief Financial Officer;
                                                                Secretary and Treasurer

  Executive officers are chosen by and serve at the discretion of the Board of Directors of the Company. Executive officers will devote their full time to the affairs of the Company. See "Election of Directors" for information with respect to Larry G. Gerdes.

  Mr. Cooper joined Transcend in January 1997 from First Image, a First Data Corporation company where he served in the positions of Executive Vice President of Sales and Executive Vice President General Manager of the Data Output Division from January 1993 to January 1997. Mr. Cooper was responsible for outsourcing services such as microfilm; CD Rom; laser printing and printing of statements. Prior to First Data, Mr. Cooper served as Senior Vice President, Sales for International Banking Technologies ("IBT") from 1989 to 1992. IBT was acquired by First Data Corporation. From 1982 to 1987, Mr. Cooper was with Recognition Equipment, Inc. in the positions of District Sales Manager, Regional Sales Manager and Vice President, National Sales Manager. Prior to REI, Mr. Cooper spent eleven years with Xerox Corporation in a number of field and staff senior management positions.

  Mr. Mann has served as Executive Vice President - Implementation and Engineering since October, 1997. He joined the Company in August 1996 as President and CEO of its wholly owned Transcend Case Management Services, Inc. division. In December 1996, he was named Executive Vice President - Services Group of Transcend with added responsibilities for its consulting services, and its Information Delivery Center. From 1985 until joining Transcend, Mr. Mann served as Senior Vice President of International Banking Technologies, which is recognized as creating the concept of placing full-service bank branches in supermarkets, a company Mr. Mann helped start in 1985.

  Mr. Murphy has served as Executive Vice President Transcription since May 1997. Mr. Murphy joined the Company in September 1994 as Vice-President of Acquisitions and served as Chief Financial Officer from May 1995 to July 1997. Prior to joining the Company, Mr. Murphy was a founder and General Partner of an
investment company, Spectra Partners, Inc., from 1988 to 1994.   Prior to 1988,
Mr. Murphy served in various financial, operating and mergers and acquisition positions with companies such as Hutchinson SA (France) from 1984 to 1988, First Boston in 1983 and International Paper Company from 1980 to 1982.

  Mr. Shamon joined the Company in July, 1997 as its Executive Vice President and Chief Financial Officer. In September, 1997, Mr. Shamon was named Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Prior to joining Transcend Services, Inc., Mr. Shamon spent the past five years at Medaphis Corporation, most recently as Executive Vice President/Chief Financial Officer in the Physician Services Division. Mr. Shamon has also held senior financial management positions in the Hospital Division at Medaphis. Mr. Shamon, who is also a CPA, began his career in public accounting with positions at Peat, Marwick Mitchell & Company and Arthur Andersen & Co.

                            EXECUTIVE COMPENSATION

  The table below provides certain summary information for the fiscal years ended December 31, 1997, 1996 and 1995 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers.")


                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                          ANNUAL COMPENSATION               SECURITIES
                                   --------------------------------         UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR      SALARY($)     BONUS($)      OPTIONS/SAR'S(#)
---------------------------        ----      --------      --------      ----------------
Larry G. Gerdes..................  1997     $ 220,089      $   --                --
  President and Chief Executive    1996       210,115          --                --
  Officer                          1995       205,376          --                --

E. Leo Cooper....................  1997     $ 176,678      $   --               80,000
  Executive Vice President, Sales &
  Marketing

G. Scott Dillon..................  1997     $ 186,786      $                    30,000
  Executive Vice President,        1996       191,932          --                 --
  Outsourcing Services             1995        59,599          --               60,000

Todd S. Mann.....................  1997     $ 168,989      $   --               23,000
  Executive Vice President,        1996        38,809          --               40,000
  Installation and Engineering

David W. Murphy..................  1997     $ 141,333      $   --               20,000
  Executive Vice President,        1996       120,000          --               10,000
  Transcription                    1995       100,130        22,675             40,000

Douglas A. Shamon (1)............  1997     $  60,229      $   --               75,000
  Executive Vice President, Chief
  Financial Officer, Secretary
--------

(1) Mr. Shamon joined the Company in July, 1997.

                     Option/SAR Grants in Last Fiscal Year

  The following table sets forth information regarding individual grants of options for Transcend Common Stock during the twelve months ended December 31, 1997 to each of the executive officers named in the Summary Compensation Table above. All such grants were made pursuant to the Transcend Services, Inc. 1992 Stock Option Plan, as amended (the "1992 Stock Option Plan"). In accordance with the rules of the Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. Actual gains, if any, on option exercises are dependent on the future performance of Transcend Common Stock and overall market condition. There can be no assurance that the potential realizable values shown in this table will be achieved.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                     -------------------------------------

                                                                                                  POTENTIAL REALIZABLE
                                                                                                       VALUE AT
                                                  % OF TOTAL                                      ASSUMED ANNUAL RATES
                               NUMBER OF        OPTIONS/SAR'S                                       OF STOCK PRICE
                               SECURITIES         GRANTED TO                                         APPRECIATION
                               UNDERLYING         EMPLOYEES       EXERCISE OR                     FOR OPTION TERM (3)
                             OPTIONS/SAR'S        IN FISCAL       BASE PRICE      EXPIRATION      -------------------
Name                         GRANTED (#) (1)      YEAR (2)        ($/SHARE)          DATE            5%         10%
----                         ---------------      --------        ---------       ----------      -------     -------
E. Leo Cooper(4)............        30,000          11.8%         $4.375           02/20/07       $27,923      $59,325
                                     5,000                        $2.375           06/24/07       $ 2,559      $ 5,511
                                    15,000                        $2.875           10/27/07       $ 9,294      $20,014
                                    30,000                        $2.375           12/29/07       $15,355      $33,067

G. Scott Dillon(5).........         25,000           4.4%         $4.875           01/02/07       $26,265      $56,562
                                     5,000                        $2.750           05/08/07       $ 2,963      $ 6,381

Todd S. Mann(6)............          3,000           3.4%         $2.750           05/08/07       $ 1,778      $ 3,829
                                    20,000                        $2.375           06/24/07       $62,474      $78,945

David W. Murphy(7).........          2,000           2.9%         $2.750           05/08/07       $ 1,185      $ 2,553
                                    18,000                        $2.375           12/29/07       $ 9,213      $19,840

Douglas A. Shamon(8).......         50,000          11.0%         $2.0938          06/23/07       $22,561      $48,587
                                    25,000                        $2.375           12/29/07       $12,796      $27,556
---------------

(1) Stock options are granted with an exercise price equal to the fair market value of the Transcend Common Stock on date of grant.
(2) Transcend granted options to purchase 679,378 shares to all directors, officers, and employees in the twelve months ended December 31, 1997.
(3) The 5% and 10% assumed rates of annual compound stock appreciation are mandated by rules of the Commission and do not represent Transcend's estimate or projection of future prices for Transcend Common Stock.
(4) Mr. Cooper was granted 30,000 options on February 20, 1997; 5,000 options on June 24, 1997; 15,000 options on October 27, 1997 and 30,000 options on December 29, 1997 which vest annually in equal increments over the following four years.
(5) Mr. Dillon was granted 25,000 options on January 2, 1997 and 5,000 options on May 8, 1997 which vest annually in equal increments over the following four years.
(6) Mr. Mann was granted 3,000 options on May 8, 1997 and 20,000 options on June 24, 1997 which vest annually in equal increments over the following four years.
(7) Mr. Murphy was granted 2,000 options on May 8, 1997 and 18,000 options on December 29, 1997 which vest annually in equal increments over the following four years.
(8) Mr. Shamon was granted 50,000 options on June 23, 1997 which vest annually in equal increments over the following four years; however, should there be a change in control of the Company, 50% of all outstanding options will immediately vest. Mr. Shamon was granted 25,000 options on December 29, 1997 which vest annually in equal increments over the following four years.

    The following table presents information regarding options exercised by the Named Executive Officers during fiscal 1997 and the value of options outstanding at December 31, 1997.

 AGGREGATED OPTION EXERCISES IN FISCAL 1997 AND FISCAL YEAR END OPTION VALUES


                                                                 VALUE OF UNEXERCISED OPTIONS
                                                                 ----------------------------
                                                                       AT FISCAL YEAR END
                                                                       ------------------




                                                                    NUMBER                      VALUE OF
                                                                OF SECURITIES                UNEXERCISED (1)
                                                                 UNDERLYING               IN-THE-MONEY OPTIONS
                                 SHARES                           EXERCISED                   AT FY-END ($)
                                ACQUIRED       VALUE          OPTIONS AT FY-END              IN-THE-MONEY
NAME                          ON EXERCISE    REALIZED     EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                         -------------  -----------   -------------------------   -------------------------
Larry G. Gerdes............     393,604     $101,943           222,396  /  -0-            $89,045  /  -

----
(1) Dollar values calculated by determining the difference between the fair market value of the underlying securities at December 31, 1997 ($2.47 per share) and the aggregate exercise price of the options.

COMPENSATION OF DIRECTORS

  The Board payed cash fees to directors who are not executive officers of Transcend in fiscal 1997 in the amount of $8,000 per annum. In addition, each person who first becomes a non-employee director is granted, as of the date such person becomes a director of Transcend, an option to purchase 10,000 shares of Transcend's Common Stock.

  Each non-employee director also will be granted an option to purchase 6,000 shares of the Transcend's Common Stock, except the Chairman, who will be granted an option to purchase 9,000 shares, upon election or re-election at the annual stockholders' meeting provided they have served on the board a minimum of six months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Stock Option and Compensation Committee of the Board of Directors for 1997 was comprised of Walter S. Huff, Jr. and Charles E. Thoele. None of the members of the Stock Option and Compensation Committee served as an officer or employee of the Company or any of its subsidiaries during fiscal 1997.

  On November 14, 1997, the Company raised approximately $5.3 million in cash through a private placement of 212,800 shares of newly issued Series A Convertible Preferred Stock (the "Preferred Stock"). The Preferred Stock has a $.01 par value, $25.00 stated value, and a dividend of 9% payable quarterly.
The shares of Preferred Stock are convertible into shares of Common Stock at any time at the option of the holder at a conversion price of $3.375 per share. Laumar Investors Limited Partnership, of which Walter S. Huff, Jr. is the limited partner, purchased 296,296 shares and Charles E. Thoele purchased 14,814 shares in the Series A Convertible Preferred Stock offering.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  For information regarding transactions between the Company and either Walter
S. Huff, Jr. or Charles E. Thoele, see "Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

  In addition to Messrs. Huff and Thoele, certain other Directors and other related parties acquired shares in the November 1997 issuance of Series A Convertible Preferred Stock. Mr. Gerdes acquired 88,888 shares; Mr. Caldwell acquired 14,814 shares; MMI Companies, Inc., of which Mr. Becker is Chairman of the Board and Mr. Caldwell is a Director and to which Messrs. Becker and Caldwell disclaim beneficial ownership, acquired 444,444 shares; and Richard M. Lucas Cancer Foundation, of which Mr. Lucas is the Chairman and to which Mr. Lucas disclaims any beneficial ownership, acquired 74,074 shares.

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Compensation Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.

  REPORT OF STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  During fiscal 1997, the Stock Option and Compensation Committee of the Board of Directors was comprised of two non-employee members of the Board, Walter S. Huff, Jr. and Charles E. Thoele. The Stock Option and Compensation Committee establishes the general compensation policy for all executive officers of the Company and administers the incentive plans, including the 1992 Stock Option Plan, as Amended and Restated and the bonus program for executive officers. The Stock Option and Compensation Committee also is responsible for reviewing executive officer compensation levels and evaluating management performance. The discussion set forth below is a report submitted by the Stock Option and Compensation Committee regarding the Company's compensation policies and programs for executive officers for 1997.

STOCK OPTION AND COMPENSATION COMMITTEE PHILOSOPHY

  The Company's executive compensation program is designed to reward outstanding performance and results. The Stock Option and Compensation Committee believes the Company must pay competitively to attract, motivate and retain qualified executives. Moreover, in order to align their interest with the stockholders of the Company and maximize stockholder value, the Stock Option and Compensation Committee also believes that the Chief Executive Officer and the Company's other executive officers should be significantly influenced by Transcend's as well as individual performance.

  In support of this philosophy, the executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success. As such, the Company attempts to provide both short-term and long-term incentive compensation that varies based on corporate and individual performance.

  To accomplish these objectives, the Stock Option and Compensation Committee has structured the executive compensation program with three primary underlying components: base salary, performance incentives and long-term incentives (such as stock options). The following sections describe these elements of compensation and discuss how each component relates to the Company's overall compensation philosophy.

BASE SALARY PROGRAM

  The Company's base salary program is based on a philosophy of providing base pay levels that are competitive with similarly situated companies in the healthcare industry. The Company periodically reviews its executive pay levels to assure consistencies with the external market. Annual salary adjustments are based on several factors including the general level of market salary increases, individual performance and long-term value to the Company, competitive base salary levels and the Company's overall financial and operating results.

PERFORMANCE BONUSES

  Performance bonuses are intended to (i) reward executive officers based on Company and individual performance, (ii) motivate executive officers, and (iii) provide pay-for-performance cash compensation opportunities to executive officers of the Company. Accordingly, a portion of the executives' compensation is contingent upon corporate performance and adjusted where appropriate, based on an executive's performance against personal performance objectives. In 1997, all of the executive officers of the Company were eligible for bonuses; however, in light of the Company's overall performance, no bonuses were awarded to the executive officers during fiscal 1997.

LONG-TERM INCENTIVES

  Long-term incentives are designed to focus the efforts of executive officers on the long-term goals of the Company and to maximize total return to the stockholders of the Company. The Stock Option and Compensation Committee has relied solely on stock option awards to provide long-term incentive opportunities. Stock options align the interest of executive officers with the stockholders of the Company by providing value to the executive officers through stock price appreciation only. Stock options issued by the Company generally have a ten year term before expiration, are exercisable over a number of years from the date of grant and executives must be employed by the Company at the time of vesting in order to exercise the options. The Stock Option and Compensation Committee believes that dependence on stock options for a portion of executives' compensation more closely aligns such executives' interests with those of the Company's stockholders, since the ultimate value of such compensation is linked directly to stock price.

FISCAL 1997 ACTIONS

  The compensation for the Chief Executive Officer for fiscal 1997 was determined in the manner described above and no particular quantitative measures were used by the Stock Option and Compensation Committee in determining his compensation except as so described.

  In fiscal 1997 the following executive officers of the Company were granted incentive stock options. The stock options were granted at fair market value on the date of grant.


                                                      Number of
              Executive Officer                    Options Granted
              -----------------                    ---------------
              E. Leo Cooper....................         80,000
              G. Scott Dillon..................         30,000
              Todd S. Mann.....................         23,000
              David W. Murphy..................         20,000
              Douglas A. Shamon................         75,000

  On January 22, 1998, and March 25, 1998, special grants of stock options to certain executive officers were granted at an exercise price equal to the fair market value on the date of grant and approved by the Stock Option and Compensation Committee, subject to the availability of options under the Plan. These options provide for a seven year cliff vesting that is accelerated if the market price of Transcend's stock equals or exceeds $15.00 per share for twenty
(20) consecutive trading days before April 1, 2000. These grants were intended to incent management to make meaningful and rapid improvements in the operating results of the Company. Option grants are as follows:

                                                      Number of
              Executive Officer                    Options Granted
              -----------------                    ---------------
              Larry G. Gerdes..................    22,000
              E. Leo Cooper....................    17,000
              Todd S. Mann.....................    17,000
              David W. Murphy..................    17,000
              Douglas A. Shamon................    17,000
                                                   ------
                                                   90,000

  The Stock Option and Compensation Committee continually evaluates the Company's compensation policies and procedures with respect to executives. Although the Stock Option and Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of the Company's stockholders and with Company performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and Company performance.


                                  Walter S. Huff, Jr.
                                  Charles E. Thoele

                     STOCKHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Nasdaq Composite Index and the Nasdaq Health Services Index for the period commencing on December 31, 1992 and ending December 31, 1997. The graph assumes that the value of the investment in the Company's Common Stock in each index was $100 on December 31, 1992. The Company has not paid any cash dividends.


                         [GRAPH APPEARS HERE]
 Prepared by the Center for Research in Security Prices

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
        AMONG TRANSCEND, NASDAQ INDEX AND NASDAQ HEALTH SERVICES INDEX

Measurement period              TRANSCEND    NASDAQ      NASDAQ HEALTH SERVICES
(Fiscal Year Covered)                        INDEX       STOCK INDEX
---------------------           --------     --------    --------
Measurement PT -
12/31/92                        $ 100        $ 100       $ 100

FYE 12/31/93                    $  84.0      $ 114.8     $ 115.4
FYE 12/31/94                    $  95.4      $ 112.2     $ 123.8
FYE 12/31/95                    $ 154.6      $ 158.7     $ 157.2
FYE 12/31/96                    $ 141.2      $ 195.2     $ 157.3
FYE 12/31/97                    $  66.4      $ 239.5     $ 160.3


NOTES:
  A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  B. The indexes are reweighed daily, using the market capitalization on the previous trading day.
  C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  D. The index level for all series was set to $100.00 on December 31, 1992.

                                AGENDA ITEM TWO
              PROPOSAL TO INCREASE NUMBER OF SHARES FOR ISSUANCE
                   UNDER 1992 STOCK OPTION PLAN, AS AMENDED
                   FROM 2,000,000 SHARES TO 2,750,000 SHARES

  In March 1992, the Company adopted the 1992 Stock Option Plan, as Amended and Restated (the "Plan"). The primary purpose of the Plan is to advance the interests of the Company and its stockholders by affording selected employees and directors who are not employed by the Company ("Non-Employee Directors") an opportunity to acquire or increase their proprietary interests in the Company through the grant of stock options. Under the Plan, the Company may grant both incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options.

  As of March 1, 1998, the Company had outstanding options to purchase shares of Common Stock pursuant to the Plan as follows: (i) Larry G. Gerdes (President and Chief Executive Officer): 222,396 shares; (ii) E. Leo Cooper (Executive Vice President, Sales and Marketing): 80,000 shares; (iii) David W. Murphy (Executive Vice President, Transcription): 90,000 shares; (iv) Todd S. Mann (Executive Vice President Installation and Engineering; President and Chief Executive Officer of Transcend Case Management Services, Inc.): 63,000 shares;
(v) Doug Shamon (Executive Vice President, Chief Financial Officer): 75,000 shares (vi) all current executive officers as a group: 530,396 shares; (vi) all current directors who are not executive officers as a group: 165,000 shares;
(vii) each nominee for election as a director (Larry G. Gerdes: 222,396 shares; Donald L. Lucas: 65,000 shares; B. Frederick Becker: 10,000 shares; George B.
Caldwell: 22,000 shares; Walter S. Huff, Jr.: 34,000 shares; and Charles E.
Thoele: 34,000 shares) and (viii) all employees, including all current officers who are not executive officers, as a group: 533,000 shares.

     On January 22, 1998, and March 25, 1998, special grants of stock options to certain executive officers were granted at an exercise price equal to the fair market value on the date of grant and approved by the Stock Option and Compensation Committee, subject to the availability of options under the Plan. These options provide for a seven year cliff vesting that is accelerated if the market price of Transcend's stock equals or exceeds $15.00 per share for twenty
(20) consecutive trading days before April 1, 2000. These grants were intended to incent management to make meaningful and rapid improvements in the operating
results of the Company.    Option grants are as follows:


                                                 Number of
                  Executive Officer           Options Granted
                  -----------------           ---------------
                  Larry G. Gerdes..........        22,000
                  E. Leo Cooper............        17,000
                  Todd S. Mann.............        17,000
                  David W. Murphy..........        17,000
                  Douglas A. Shamon........        17,000
                                                   ------
                                                   90,000

THE PROPOSED AMENDMENT

  The Board of Directors believes it to be in the best interest of the Company and its stockholders to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan. As of March 9, 1998, there remained 11,997 shares available for option grants under the Plan. On December 29, 1997, the Board of Directors approved, subject to stockholder approval at the Annual Meeting of Stockholders, an amendment to the Plan to increase the number of shares available for issuance under the plan by 750,000 shares, from 2,000,000 shares to 2,750,000 shares. The proposed increase in the number of authorized shares would ensure the uninterrupted continuation of the Plan.

There are currently approximately 800 employees and six Non-Employee Directors eligible for participation in the Plan. As of March 9, 1998, the market value of the Common Stock of the Company underlying the options which have been or may be granted under the Plan was $3.125 per share, or $8,593,750 in the aggregate, assuming approval of the amendment.

  A copy of the proposed amendment to the Plan is attached to this Proxy Statement as Exhibit A and incorporated herein by reference. The Board of Directors of the Company recommends that stockholders vote FOR the foregoing amendment. The amendment must be approved by a majority of all votes present and represented in person or by proxy at the meeting and entitled to vote on the matter.

DESCRIPTION OF THE PLAN

  General.  The Plan is administered by the Stock Option and Compensation
  -------
Committee of the Board of Directors (the "Committee"). Presently, the maximum number of shares of Common Stock reserved and made available for sale under the Plan is 2,000,000.

  The Plan provides for adjustment of the number of shares issuable thereunder in certain events such as mergers, consolidations, recapitalizations, stock splits, stock dividends and similar events. In the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not a surviving corporation (other than with a wholly owned subsidiary), each option granted under the Plan shall terminate but the optionee shall have the right immediately prior thereto to exercise his option to the extent it is then presently exercisable.

  The Board may at any time, upon recommendation of the Committee, terminate the Plan. The Board may also amend the Plan, provided, however, that without approval of the stockholders of the Company, the Board may not adopt any amendment which would (i) increase the number of shares issuable pursuant to the Plan (except as contemplated in the immediately preceding paragraph); (ii) materially increase the benefits accruing to participants in the Plan; or (iii) materially modify the requirements as to eligibility to participate in the Plan. Notwithstanding the foregoing, the Board shall not terminate, amend or modify the Plan in any manner so as to affect the price of shares subject to an option without the consent of the optionee.

  No option is transferable otherwise than by will or the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee.

  Options are exercisable upon notice of exercise and payment in full of the option exercise price in cash. In addition, to the extent provided in the stock option agreement, in lieu of cash, the optionee may deliver shares of Common Stock owned by him having a fair market value equal to the option exercise price or a combination of cash and shares.

  Employee Options.  Under the terms of the Plan, the Committee may determine
  ----------------
the employees to whom options will be granted, the time or times of exercise, the number of shares subject to an option and the terms and conditions of each stock option agreement. The Committee has authority to interpret the Plan with respect to employee options.

  The Committee also determines whether an option is an incentive stock option or a non-qualified stock option. The price per share of stock subject to an incentive stock option must equal the fair market value thereof on the date of grant. The price per share of stock subject to a non-qualified stock option shall be determined by the Committee and may be less than fair market value.
The exercise period for an incentive stock option cannot exceed 10 years, while there is no limitation with respect to non-qualified stock options. The Committee cannot grant an incentive stock option to any person who owns at least 10% of the outstanding Common Stock unless the price is 110% of fair market value and the option expires within five years.

  In the event of termination of employment by reason of death or disability, an option may be exercised, to the extent exercisable at the time of death or disability, by the optionee or his legatees or personal representatives within twelve months following such termination. In all other events of termination, the Plan provides that the option may be exercised beyond such date only to the extent provided in the stock option agreement, typically not more than 60 days after termination, but not beyond the earlier of the expiration date of the option or twelve (12) months from the date of termination.

  Non-Employee Director Options.  The Plan provides for non-discretionary or
  -----------------------------
automatic grants of options to Non-Employee Directors. Each Non-Employee Director serving on the Board on the effective date of the Plan, March 16, 1992, received an option to purchase 10,000 shares of Common Stock, except that the Chairman of the Board received an option to purchase 20,000 shares. Each Non-Employee Director appointed or newly elected to the Board in the future will also receive an option to purchase 10,000 shares. In addition, on the date of each annual meeting of stockholders of the Company, each Non-Employee Director elected to the Board who has served on the Board for at least six months prior thereto will receive an option to purchase 6,000 shares, except for the Chairman, who shall receive an option to purchase 9,000 shares. The price of Common Stock subject to a Non-Employee Director option is the fair market value on the date of grant, except that the price of Common Stock subject to options granted on March 16, 1992 was the fair market value on October 14, 1992, the date the Plan was approved by the stockholders of the Company.

  Each Non-Employee Director option must conform to the provisions of the Plan. Non-Employee Director options become exercisable six months from the date of grant and expire ten (10) years from the date of grant. In the event a Non-Employee Director terminates membership on the Board for any reason, an option held by him may be exercised beyond such date only to the extent provided in the stock option agreement but not beyond the earlier of the expiration of the option or twelve (12) months from the date of termination.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options.  All incentive stock options granted or to be granted
  -----------------------
under the Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Code.

  Under the provisions of Section 422, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

     (a) gain on the sale or other disposition; or

     (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on whether or not the shares had previously been held for more than one year on the date of sale or other taxable disposition.

     The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

     The Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise. The optionee's basis in the shares so acquired will be equal to the optionee's cost basis in the shares surrendered (plus, in the case of payment of the purchase price in a combination of cash and surrendered shares, the amount of any cash paid).

     Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under
Section 422 of the Code.

     Incentive stock options offer two principal tax benefits: (1) the possibility of converting ordinary income into capital gain to the extent of the excess of fair market value over option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

     The Taxpayer Relief Act of 1997 (the "1997 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but not more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (8% if the property has been held for more than five years and is sold after the year
2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

     In general, an option granted under the Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market value of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

     Non-Qualified Stock Options.  All options granted or to be granted under
     ---------------------------
the Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

     A participant in the Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

     Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

     The Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

     General.  The Plan is not qualified under Section 401(a) of the Code and is
     -------
not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     The preceding discussion is based upon federal tax laws and regulations in effect on the date of this proxy statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the Plan and does not purport to be a complete description of all federal income tax aspects of the Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the Plan.

                               AGENDA ITEM THREE
                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  Arthur Andersen LLP served as the independent public accountants for the fiscal year ended December 31, 1997, and upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998. The Board of Directors recommends that such appointment be ratified.

  Representatives of Arthur Andersen LLP are expected to be present at the meeting and shall have the opportunity to make a statement, if they desire to do so, and respond to appropriate questions.

                           PROPOSALS BY STOCKHOLDERS

  Proposals by stockholders intended to be presented at the 1999 Transcend annual meeting (to be held in the Spring of 1999) must be forwarded in writing and received at the principal executive office of Transcend no later than December 1, 1998 directed to the attention of the Secretary, for consideration for inclusion in the Transcend's proxy statement for the annual meeting of
stockholders to be held in 1999.   Any such proposals must comply in all
respects with the rules and regulations of the Securities and Exchange
Commission.

                          ANNUAL REPORT ON FORM 10-K

  Additional information concerning the Company, including financial statements of the Company, is provided in the Company's Form 10-K for the fiscal year ended December 31, 1997, that accompanies this Proxy Statement. Copies of exhibits and basic documents filed with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, are available to stockholders who make written request therefor to the Company's Secretary, 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326.

                                 OTHER MATTERS

  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting. If any other matter should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment of what is in the best interests of the Company.



                                    By Order of the Board of Directors


                                    Donald L. Lucas, Chairman of the Board



Atlanta, Georgia
March 27, 1998

                                                                       EXHIBIT A


                                AMENDMENT NO. 2
                      1992 STOCK OPTION PLAN, AS AMENDED

                           TRANSCEND SERVICES, INC.

  WHEREAS, the Board of Directors of Transcend Services, Inc. (the "Company") has previously adopted, and the shareholders of the Corporation have approved, the 1992 Stock Option Plan, as amended (the "Plan") pursuant to which options to purchase stock of the Corporation may be issued to eligible directors and employees of the Corporation; and

  WHEREAS, the Board of Directors of the Corporation deems it desirable to amend the Plan so as to increase the number of shares available for issuance pursuant to the exercise of options granted under the Plan.

  NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:


                                   ARTICLE I

                               AMENDMENT TO PLAN

  1.1 Section 5.1 of Article V of the Plan shall be amended by deleting the first sentence of such section in its entirety and substituting therefor the following:

     "5.1   LIMITATIONS.  Subject to adjustments pursuant to the provisions of
     Section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall not exceed, in the aggregate, 2,750,000 shares."


                                  ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

  2.1 The amendment effected hereby shall be effective on the date that such amendment is approved by a majority of all votes present and entitled to vote at the Special Meeting of Stockholders to be held on April 28, 1998.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                          OF TRANSCEND SERVICES, INC.
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1998

The undersigned hereby appoints Larry G. Gerdes and Doug Shamon, or either of them, with full power of substitution as proxies and attorneys-in-fact, to represent and to vote, as designated on the reverse hereof, the common stock of the undersigned at the Annual Meeting of Stockholders of the Company to be held on April 28, 1998, at The Buckhead Club, 3343 Peachtree Road, NE, Atlanta, Georgia, at 10:00 a.m. local time and at any adjournment thereof, on the matters set forth below:

1. To elect six Directors for a term of one year and until their successors are elected and qualified:

     [ ]  For All Nominees Listed Below (except as instructed below).
          George B. Caldwell, B. Frederick Becker, Larry G. Gerdes, Walter S. Huff, Jr., Donald L. Lucas, Charles E. Thoele

     [ ]  WITHHOLD AUTHORITY to vote for those Nominees listed below

          ----------------------------------------------------------------------

2. To approve an amendment to the Company's 1992 Stock Option Plan, as amended, to increase the number of shares available for issuance under such Plan by 750,000 shares, from 2,000,000 to 2,750,000 shares.

              [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN


3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year ending December 31, 1998.

              [ ]  FOR         [ ]  AGAINST         [ ]  ABSTAIN


4. In their discretion, upon such other matter or matters as may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy card will be voted as directed above. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR ALL LISTED PROPOSALS. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                    --------------------------------------
                                    Signature of Stockholder

                                    --------------------------------------
                                    Signature of Stockholder

                                    Dated:
                                           -------------------------------

                                    Important: Sign exactly as your name appears above. Give full title of executor, administrator, trustee, guardian, etc.
                                    Joint owners should each sign personally.